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                                                                    EXHIBIT 10.6

                            PERRY DRUG STORES, INC.
                        EXECUTIVE SEVERANCE BENEFIT PLAN
                    AS AMENDED AND RESTATED OCTOBER 26, 1994



               Effective November 1, 1985, Perry Drug Stores, Inc. (the "Company") established the Perry Drug Stores, Inc. Executive Severance Benefit Plan. Effective June 2, 1989, the plan was amended and restated, and effective October 26, 1994 the plan is again amended and restated as set forth on this and the following pages and is referred to herein as the "Plan".


SECTION 1.  PURPOSES.

               The purposes of this Plan are to:

               (A) Assure the Company and its shareholders of continuity of management in the event of any actual or threatened Change in Control;

               (B) Assure the Company and its shareholders that key executive employees of the Company will be able to evaluate objectively whether a potential Change in Control is in the best interests of the shareholders; and

               (C) Advance the interests of the Company and its shareholders by providing financial protection to selected key executive employees of the Company who have direct responsibility for running the Company's operations.


SECTION 2.  ELIGIBILITY.

               Persons eligible for selection to participate in this Plan are key executive employees of the Company and its subsidiaries. Key executive employees who are division


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presidents and corporate vice presidents and above shall be selected by the
Executive Compensation Committee of the Board of Directors (the "Committee"). The Chairman of the Corporation ("Chairman") has the authority to select any other key executive employees to participate in the Plan. In selecting Plan participants (the "Executives"), the Committee and the Chairman (as the case may be) shall take into consideration such factors as they deem relevant in connection with accomplishing the purposes of the Plan.


SECTION 3.  PLAN ADMINISTRATION.

               The Committee shall, from time to time, establish rules for the administration of the Plan and the transaction of its business. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. The decisions and the records of the Committee shall be conclusive and binding upon the Company, its officers, employees and shareholders, Executives, and all other persons having any interest under the Plan.


SECTION 4.  REQUIREMENTS FOR BENEFITS.

               No benefits shall be payable under the Plan for any Agreement unless there has been a Change in Control as set forth in Section 5 and, within two years following the date of the Change in Control, the Executive has a Termination of Employment as described in Section 6.


SECTION 5.  CHANGE IN CONTROL.

A "Change in Control" as used herein shall:

               (A) Be deemed to have occurred if any person or group of persons acting together, other than

                        (1) the Company or any person who on October 26, 1994 was (i) a director or officer of the Company, or (ii) whose shares of Common Stock of the Company are


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               treated as "beneficially owned" by any such director or officer,
or

                        (2) any institutional investor (filing reports on Schdule 13G rather than on Schedule 13D under of the Securities Exchange Act of 1934, as amended, including any employee benefit plan or employee benefit trust sponsored by the Company), becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Common Stock of the Company, or the combined voting power of the Company's then outstanding voting securities. As used herein, the term "person" means an individual, a partnership, a corporation, an association, an unincorporated organization, a trust, or any other entity; or

               (B) Be deemed to have occurred if the Shareholders of the Company approve an agreement to merge or consolidate or sell all or substantially all of the Company's assets to or into any person or entity (other than a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); or

               (C) Be deemed to have occurred upon the addition of new members to the Board of Directors within any twelve-month period, which members constitute a majority of the members of the Board of Directors.

This Change in Control definition shall apply to all new Agreements under the Plan and to all Agreements under the Plan in effect as of October 26, 1994.


SECTION 6.  TERMINATION OF EMPLOYMENT.

               (A)      "Termination of Employment" as used herein shall mean:


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                        (1)     Termination by the Company of the Executive's
                        employment following a Change in Control for any reason other than death, Disability (as hereinafter defined), voluntary retirement on or after age 65 or Cause (as hereinafter defined); or

                        (2) Resignation by the Executive following a Change in Control for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

                                A. Any reduction in the Executive's salary or other compensation, including pension, welfare, fringe benefits and other perquisites from those in effect immediately prior to the Change in Control;

                                B. Any failure by the Company to continue and maintain any bonus plans, or other incentive plans (without instituting comparable plans) in which the Executive participated immediately prior to the Change in Control, or the taking of any action by the Company that would adversely affect the Executive's participation in or reduce the Executive's benefits under any of such plans;

                                C.     Any diminution of the Executive's
                                       authority, duties and responsibilities,
                                       and a significant change in the nature
                                       or scope of the Executive's duties,
                                       including any change in the corporate
                                       position to which the Executive reports, from those that he had with the Company immediately prior to the Change in Control;


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                                D.     Any change in the Executive's status or
                                       title from that which he maintained
                                       immediately prior to the Change in
                                       Control (except for a bona fide
                                       promotion);

                                E.     Any required relocation of the
                                       Executive's residence following a Change in Control outside of the Detroit metropolitan area, defined as Wayne, Oakland, Macomb, Genesee, Livingston and Washtenaw Counties; or business traveling outside of the Detroit metropolitan area in excess of that done by the Executive prior to the Change in Control; or

                                F. The Company's breach of any provision of this Plan or a participant's Executive Severance Agreement.

               (B) "Disability" as used herein shall mean an Executive's total and permanent disability, resulting from an accident or mental or physical infirmity, and which prevents the Executive from performing the duties he performed at the time of the Change in Control for a period exceeding nine months. The determination of disability shall be made by a medical or osteopathic board certified physician mutually acceptable to the Company and the Executive (or the Executive's legal representative, if one has been appointed), and if the parties are unable to mutually agree to the selection of a physician, then each party shall select such a physician and the two physicians so selected shall select a third physician who shall make this determination.

               (C) "Cause" as used herein shall mean willful gross misconduct by the Executive, willful and material breach of duties by the Executive, or an act of material dishonesty or fraud by the Executive that is injurious to the Company.


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SECTION 7.  BENEFIT.

               (A) Each Executive who has been selected to participate in the Plan shall receive a written "Executive Severance Agreement" that will specify the amount of compensation that the Executive is eligible to receive if he incurs a Termination of Employment following a Change in Control. The terms and conditions of each participant's Executive Severance Agreement shall be determined by the Committee or by the Chairman, depending on whether the Committee or the Chairman was authorized to select the participant pursuant to
                        Section 2 of the Plan. Provided, however, that in no event shall an Executive's severance benefit under this Plan exceed three times the Executive's highest annual W-2 Compensation from the Company during the last three calendar years immediately preceding his Termination of Employment. "W-2 Compensation" for purposes of this
                        Section 7(a), shall include salary, bonuses (including bonuses from the Company's long and short term bonus plans), taxable fringe benefits, plus 401(k) salary deferrals, but shall exclude compensation derived from the exercise of stock options and the lapse of restrictions on stock purchased under the Company's restricted stock plans, signing bonuses and relocation expenses.

               (B) Except as specifically designated otherwise in a participant's Executive Severance Agreement, if the receipt of any payment under this Plan, when taken separately or in the aggregate with other payments from Company plans, agreements, or policies shall, in the opinion of the independent accounting firm engaged by the Company immediately prior to the Change in Control, result in the payment by the Executive of any excise tax provided for in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount of any payment made under this Plan shall be reduced to the extent required,


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               in the opinion of the aforementioned accounting firm, to prevent the imposition of such excise tax.


SECTION 8.  METHOD OF PAYMENT.

               The benefit determined to be payable to the Executive under
Section 7 of this Plan shall be paid in a lump sum cash payment within twenty days after the Executive's Termination of Employment, as defined in Section 6. Any Change in Control payments payable to the Executive under this Plan or any other Company plans, agreements or policies paid later than twenty days after the due date thereof, for whatever reason, shall include interest at the prime rate (as published by Manufacturers National Bank of Detroit on the twentieth day following the due date thereof) plus two percent, which interest shall begin accruing on the twentieth day following such due date.


SECTION 9.  NO DUTY TO SEEK EMPLOYMENT.

               The Executive shall not be under any duty or obligation to seek or accept other employment after Termination of Employment. No benefit due the Executive hereunder shall be reduced or suspended if the Executive accepts subsequent employment.


SECTION 10.  WITHHOLDING OF TAXES.

               The Company may withhold from any amounts payable to an Executive under the terms of his Executive Severance Agreement, or shall require the Executive to remit to the Company at the time of receipt of payments, all applicable Federal, State, local or other withholding taxes.


SECTION 11.  SUCCESSORS TO THE COMPANY.

               This Plan shall be binding upon the Company and any successor of the Company, including, without limitation, any


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corporation or other entity acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise. Such successor shall thereafter be deemed to be the "Company" for purposes of this Plan.


SECTION 12.  VALIDITY.

               The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall continue in full force and effect.


SECTION 13.  LIMITATION ON RIGHTS.

               (A) The purpose of this Plan is to provide the Executive with severance benefits in accordance with the terms of this Plan if he incurs a Termination of Employment following a Change in Control; however, this Plan shall not be deemed to create a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Plan shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate his employment.

               (B) This Plan shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which he is specifically eligible to participate, either prior to or following the adoption of this Plan, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.


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               (C)      The rights of the Executive under this Plan
                        shall be solely those of an unsecured general creditor of the Company.


SECTION 14.  CLAIMS PROCEDURE.

               (A) The Administrator for purposes of this Plan shall be the Company, whose address is Perry Drug Stores, Inc., 5400 Perry Drive, Post Office Box 436021, Pontiac, MI 48343-6021, and whose telephone number is (810) 334-1300. The "Named Fiduciary" also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same. All notices to the Executive under this Section 14 shall be in writing, and delivered to the Executive in person or sent by certified mail to the last address for the Executive on file with the Company.

               (B) The Administrator shall make all determinations as to the right of any person to receive benefits under the Plan. Any denial by the Administrator of a claim for benefits by the Executive, or his heirs or personal representatives, if applicable ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within 10 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of 10 days from the end of the initial period. Failure of the Company to notify the claimant of its decision within 10 days shall be


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                        deemed to constitute an acceptance of the
                        claimant's claim for benefits hereunder. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

               (C) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within 10 days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and he may include a request for a hearing in person before the Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 10 days following receipt by the Administrator of the claimant's request for, review unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so delivered in person, or mailed to the claimant by certified mail, not later than 20 days after receipt of such request.


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               (D)      A claimant who has followed the procedure in paragraphs
                        (B) and (C) of this section, but who has not obtained full relief on his claim for benefits, may, within 60 days following his receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of his claim before three arbitrators in Oakland County, Michigan, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. For purposes of choosing the arbitrators, the Company shall designate one arbitrator, the Executive shall choose an arbitrator and the two arbitrators jointly shall designate a third arbitrator, in accordance with the commercial arbitration rules referenced above. The arbitrators' sole authority shall be to interpret and apply the provisions of this Plan; they shall not change, add to, or subtract from, any of its provisions. The arbitrators shall have the power to compel attendance of witnesses at the hearing. Once a claimant commences arbitration proceedings, he shall be deemed to have waived his right to commence litigation and he shall not be permitted to terminate the arbitration proceedings without the express written consent of the Company. Any court having jurisdiction over this matter may enter a judgment based upon such arbitration. All decisions of the arbitrators shall be final and binding on the claimant and the Company without appeal to any court.


SECTION 15.  LEGAL FEES AND EXPENSES.

               To the extent that the Executive is successful as the result of any controversy over the interpretation, enforceability or validity of any provision in this Plan or his Executive Severance Agreement, the Company shall reimburse the Executive for all legal fees and expenses incurred by the Executive during the dispute. The Company shall reimburse the Executive within twenty days following written demand therefor by the Executive. The Company's late reimbursement of legal


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fees and expenses incurred by the Executive under this Section 15 shall accrue interest in accordance with the provisions of Section 8.


SECTION 16.  NON-ALIENATION OF BENEFITS.

               Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company.


SECTION 17.  ERISA.

               This Plan is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under the Employee Retirement Income Security Act of 1974, as amended, as applicable to such an arrangement shall be applicable to this Plan.


SECTION 18.  REPORTING AND DISCLOSURE.

               The Company, from time to time, shall provide government agencies with such reports concerning this Plan as may be required by law, and the Company shall provide to the Senior Officer such disclosure concerning this Plan as may be required by law or as the Company may deem appropriate.


SECTION 19.  AMENDMENT AND TERMINATION.

               The Board of Directors of the Company has the authority to amend the Plan at any time, but the Plan and any Executive Severance Agreement outstanding at the time of a Change in Control may not be adversely amended during the two-year period following a Change in Control. Subject to the two-year period following a Change in Control, the Company reserves the right to terminate the Plan at any time by resolution of the Board of Directors.


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SECTION 20.  GOVERNING LAW.

               To the extent not preempted by Federal law, this Plan shall be governed and construed in accordance with the laws of the State of Michigan.


               IN WITNESS WHEREOF, this amended and restated Plan has been executed as of the 26th day of October, 1994.



ATTEST:                                PERRY DRUG STORES, INC.



/s/ Robert A. Berlow                   By: /s/ Jack A. Robinson
- ---------------------                  -------------------------
Robert A. Berlow                           Jack A. Robinson
Secretary                                  Chairman of the Board


MAH1129


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